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                                                                    Exhibit 23.3



                 NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

     Section 11(a) of the Securities Act of 1933, as amended, provides that if a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.
     On April 11, 2002, Sirius Satellite Radio Inc. ("Sirius") and the Sirius Satellite Radio 401(k) Savings Plan (the "Plan") each dismissed Arthur Andersen LLP as its independent auditor and appointed Ernst & Young LLP as its independent auditor. Prior to the date of this registration statement on Form S-8, the Arthur Andersen LLP partner responsible for the audit of the most recent audited financial statements of both Sirius, as of December 31, 2001 and for the year then ended, and the Plan as of December 31, 2001 and for the year then ended resigned from Arthur Andersen LLP. Further, Sirius understands that Arthur Andersen LLP has ceased auditing public companies prior to the date of this registration statement. As a result, after reasonable efforts, both Sirius and the Plan have been unable to obtain Arthur Andersen LLP's written consent to the incorporation by reference into this registration statement of Arthur Andersen LLP's audit reports with respect to those financial statements. Under these circumstances, Rule 437a under the Securities Act permits Sirius and the Plan to file this registration statement without a written consent from Arthur Andersen LLP. However, because of the omission of that consent, Arthur Andersen LLP will not have any liability under Section 11(a) of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP that are incorporated by reference in this registration statement or for any omission of a material fact required to be stated in this registration statement.